UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

Stamps.com Inc.

(Exact name of registrant as specified in its charter)
Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Avenue, El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 16, 2016, Stamps.com Inc., a Delaware corporation (“SDC”), entered into an Agreement and Plan of Merger, dated as of the same day, by and among ShippingEasy Group, Inc., a Delaware corporation (“ShippingEasy”), SDC, SEG Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of SDC (“Merger Sub”), and Tim Jugmans, as Representative (the “Agreement”).  Pursuant to the Merger Agreement, SDC will acquire ShippingEasy through the merger of Merger Sub with and into ShippingEasy, with ShippingEasy surviving the merger as a wholly owned subsidiary of SDC (the “Merger”).  ShippingEasy is an Austin, Texas based company that offers web-based multi-carrier shipping software that allows online retailers and e-commerce merchants to organize, process, fulfill and ship their orders quickly and easily.

The Agreement provides for $55 million in aggregate merger consideration, payable in cash, subject to working capital and transaction expense adjustments.

In connection with the closing of the Merger, SDC will enter a Management Incentive Plan with two key executives of ShippingEasy providing for the issuance of up to approximately 87,000 shares of SDC common stock in total (“Incentive Shares”) if certain financial targets are met by ShippingEasy for the six month period commencing on July 1, 2016 and ending December 31, 2016, the twelve month period ending December 31, 2017 and the twelve month period ending December 31, 2018.  ShippingEasy will, at closing, also enter into employment agreements, non-competition agreements and confidentiality and proprietary information agreements with these two key executives.  SDC has agreed to file a registration statement with the Securities and Exchange Commission to cover the resale of Incentive Shares, subject to exceptions for shares sellable under Rule 144.

Certain events generally within the control of SDC, such as a change of control of SDC or certain personnel related actions, can cause all of the Incentive Shares to be accelerated and issued irrespective of whether the financial targets are met.

The Agreement contains customary representations, warranties and covenants by SDC, ShippingEasy and the securityholders of ShippingEasy.  A portion of the cash purchase price is subject to an escrow to secure indemnification claims, which escrow is, with limited exceptions, the sole recourse for such claims.   The Merger is subject to customary closing conditions and is expected to be consummated in early July.

No material relationship outside of the ordinary course of business exists between ShippingEasy and its securityholders and SDC and its affiliates, officers, directors or their respective associates, other than in connection with the Merger.

The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement and the other material agreements that may be entered into in connection therewith (in each case, excluding any portions thereof subject to a confidential treatment request), copies of which will be filed with SDC’s next Quarterly Report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On June 20, 2016, SDC issued a press release regarding the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in the press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Forward-Looking Statements

The foregoing description of the Agreement and the transactions contemplated thereby includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as SDC or management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the transaction, including its financial impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of SDC stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of SDC to successfully integrate ShippingEasy’s operations, services and technology; the ability of SDC to implement its plans, forecasts and other expectations with respect to ShippingEasy’s business after the completion of the transaction and realize additional opportunities for growth and innovation; and the other risks and important factors contained and identified in SDC’s filings with the Securities and Exchange Commission, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included herein are made only as of the date hereof. SDC undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is being furnished herewith:

99.1	Press Release of Stamps.com Inc., dated June 20, 2016, announcing the Merger.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Stamps.com Inc.
(Registrant)

June 20, 2016	/s/ Seth Weisberg
Date	(Signature)

Seth Weisberg,
Chief Legal Officer